Exhibit 99.1

FOR IMMEDIATE RELEASE

Investment Technology Group Reports
First Quarter 2007 Results

NEW YORK, NY, May 3, 2007 — Investment Technology Group, Inc. (NYSE: ITG), a leading provider of technology-based trading services and transaction research, today announced that for the first quarter ended March 31, 2007, ITG’s total revenues were $168.9 million, 16 percent higher than total revenue of $146.2 million for the first quarter of 2006. ITG’s net income was $24.7 million, compared to net income of $26.4 million in the first quarter of 2006, when ITG had a one-time after-tax gain of $4.9 million. Earnings were $0.55 per diluted share, versus earnings of $0.60 per diluted share in the first quarter of last year.

Excluding the impact of non-recurring items in last year’s results related to our previous ownership of two NYSE seats which were converted to NYSE Group stock, first quarter 2007 operating revenues of $168.9 million increased by 22 percent from first quarter 2006 operating revenues of $138.5 million. ITG’s operating net income was $24.7 million, compared to operating net income of $21.5 million in the first quarter of 2006. In the first quarter of 2007, diluted operating earnings per share of $0.55 increased 12 percent versus operating earnings of $0.49 per diluted share in the first quarter of last year. Pro-forma pre-tax operating margins in the first quarter of 2007 were 25 percent, down from 26 percent in the first quarter of 2006.

“ITG continued to see revenue growth across all business lines in the first quarter of 2007,” said Bob Gasser, ITG’s Chief Executive Officer and President. “Our globalization strategy continues to be a key strategic priority for ITG and we saw strong positive momentum in our non-U.S. revenue growth in the first quarter of 2007.”

ITG’s non-U.S. revenues were a record $37.4 million in the first quarter of 2007, 34 percent higher than revenues of $28.0 million in the first quarter of 2006. Non-U.S. pre-tax income increased from $2.9 million in the first quarter of 2006 to $4.1 million in the first quarter of 2007.

“ITG’s non-U.S. business had record revenues in the first quarter of 2007 as we continued the rollout of our Triton execution management system, broadened our base of regional algorithmic trading strategies, and introduced continuous matching in Europe. In advance of MiFID, ITG also built on its commanding position in the global transaction cost analysis market,” said Mr. Gasser.

Conference Call

ITG has scheduled a conference call today at 11:00 a.m. ET to discuss first quarter results. Those wishing to listen to the call should dial 1-866-202-0886 and enter the pass code 32547847 at least 10 minutes prior to the start of the call to ensure connection.  The conference call and webcast will also be accessible through ITG’s web site at http://www.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-888-286-8010 and entering the pass code 16168227. The replay will be available starting approximately two hours after the completion of the conference call.

ABOUT INVESTMENT TECHNOLOGY GROUP

Investment Technology Group, Inc. (NYSE:ITG), is a specialized agency brokerage and technology firm that partners with clients globally to provide innovative solutions spanning the entire investment process.  A pioneer in electronic trading, ITG has a unique approach that combines pre-trade analysis, order management, trade execution, and post-trade evaluation to provide clients with continuous improvements in trading and cost efficiency.  The firm is headquartered in New York with offices in North America, Europe and the Asia Pacific regions. For more information on ITG, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors include the company’s ability to achieve expected future levels of sales; the actions of both current and potential new competitors; rapid changes in technology; financial market volatility; general economic conditions in the United States and elsewhere; evolving industry regulation; cash flows into or redemption from equity funds; effects of inflation; customer trading patterns; and new products and services. These and other risks are described in greater detail in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other documents filed with the Securities and Exchange Commission and available on the company’s web site.

Investor and Media Relations Contact:

Alicia Curran
(212) 444-6130

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INVESTMENT TECHNOLOGY GROUP, INC.
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006
Revenues:
Commissions	$143,513	$117,578
Recurring	19,182	17,664
Other	6,233	11,000
Total revenues	168,928	146,242

Expenses:
Compensation and employee benefits	58,515	51,977
Transaction processing	25,326	17,843
Occupancy and equipment	11,220	8,483
Telecommunications and data processing services	9,134	6,895
Other general and administrative	19,606	13,908
Interest expense	2,785	3,023
Total expenses	126,586	102,129

Income before income tax expense	42,342	44,113

Income tax expense	17,632	17,706
Net income	$24,710	$26,407

Earnings per share:

Basic	$0.56	$0.61
Diluted	$0.55	$0.60

Basic weighted average number of common shares outstanding	44,074	43,001
Diluted weighted average number of common shares outstanding	44,838	43,733

INVESTMENT TECHNOLOGY GROUP, INC.
Consolidated Statements of Financial Condition
(In thousands, except share amounts)

	March 31, 2007	December 31, 2006 (1)
	(unaudited)
Assets
Cash and cash equivalents	$312,678	$321,298
Cash restricted or segregated under regulations and other	15,013	13,610
Securities owned, at fair value	7,560	6,540
Receivables from brokers, dealers and other, net	1,194,887	590,060
Investments	8,463	9,299
Premises and equipment, net	36,146	34,740
Capitalized software, net	37,843	32,203
Goodwill	405,786	405,754
Other intangibles, net	28,780	29,366
Deferred taxes	2,116	7,426
Other assets	11,515	12,016
Total assets	$2,060,787	$1,462,312

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$140,159	$152,049
Payables to brokers, dealers and other	1,106,707	533,045
Securities sold, not yet purchased, at fair value	1,805	137
Income taxes payable	9,399	8,147
Deferred taxes	658	—
Long term debt	153,800	160,900
Total liabilities	1,412,528	854,278

Commitments and contingencies
Stockholders’ Equity

Preferred stock, par value $0.01; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 100,000,000 shares authorized; 51,472,053 and 51,443,560 shares issued at March 31, 2007 and December 31, 2006, respectively and 44,303,669 and 43,809,993 shares outstanding at March 31, 2007 and December 31, 2006, respectively	515	514
Additional paid-in capital	204,261	198,419
Retained earnings	565,280	540,570
Common stock held in treasury, at cost; 7,168,384 and 7,633,567 shares at March 31, 2007 and December 31, 2006, respectively	(135,387)	(144,173)
Accumulated other comprehensive income (net of tax)	13,590	12,704
Total stockholders’ equity	648,259	608,034
Total liabilities and stockholders’ equity	$2,060,787	$1,462,312

(1) Certain payables to brokers for clearance and execution costs included in accounts payable and accrued expense at December 31, 2006 were reclassified to payables to brokers, dealers and other for comparability.

INVESTMENT TECHNOLOGY GROUP, INC.
Reconciliation of US GAAP Results to Pro Forma Operating Results (unaudited)

In evaluating the Company’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Pro forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core businesses. Pro forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under US GAAP.

The following is a reconciliation of US GAAP results to pro forma results for the periods presented (in thousands except per share amounts):

	Three Months Ended
	March 31, 2007	March 31, 2006

Total Revenues	$168,928	$146,242
Less:
Non-recurring revenue (1)	—	(7,777)
Pro forma operating revenues	168,928	138,465

Total Expenses	126,586	102,129

Income before income tax expense	42,342	44,113
Effect of pro forma adjustments	—	(7,777)
Pro forma operating income before income tax expense	42,342	36,336

Income tax expense	17,632	17,706
Tax effect of pro forma adjustments	—	(2,892)
Pro forma operating income tax expense	17,632	14,814

Net income	24,710	26,407
Net effect of pro forma adjustments	—	(4,885)
Pro forma operating net income	$24,710	$21,522

Diluted earnings per share	$0.55	$0.60
Net effect of pro forma adjustments	—	(0.11)
Pro forma diluted operating earnings per share	$0.55	$0.49

Note:

(1) 2006 non-recurring revenues are comprised of an unrealized gain of approximately $6.8 million and dividends approximating $1.0 million related to our ownership of two memberships on the New York Stock Exchange (“NYSE”).  As part of their merger, the NYSE and Archipelago Holdings, Inc. (“Archipelago”) were combined under a new holding company named NYSE Group, Inc.  Each NYSE member received compensation consisting of cash and restricted shares of NYSE Group, Inc. common stock.  Accordingly, consideration received for our memberships consisted of 157,202 restricted shares of NYSE Group, Inc. common stock, and approximately $1.0 million in cash and dividends, which was recorded as dividend income.